SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant To Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 1999
                                                           ------------


                        PHILADELPHIA SUBURBAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Pennsylvania                    1-6659                     23-1702594
   ---------------                ------------                --------------
   (State or other                (Commission                 (IRS Employer
   jurisdiction of                File Number)                Identification
    incorporation)                                                Number)


     762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania           19010
     ------------------------------------------------         ----------
         (Address of principal executive offices)             (Zip Code)


                                 (610) 527-8000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

     On March 10, 1999, the merger of Consumers Water Company ("Consumers") with and into Consumers Acquisition Company ("Acquisition"), a wholly-owned subsidiary of Philadelphia Suburban Corporation ("Registrant") was consummated. Each holder of Consumers received 1.432 shares of Registrant's common stock for each share of Consumers common stock and 5.649 shares of Registrant's common stock for each share of Consumers preferred stock. As a result, Registrant issued approximately 13 million shares of Registrant's common stock. The acquisition was accounted for as a pooling of interests.

     The following is a summary of certain interim financial results of the Registrant reflecting 30 days of combined operations.

                                                                   Month Ended
                                                                  April 30, 1999
                                                                  --------------

Operating Revenues                                                 $19,935,000

Net Income Available to Common Stock                               $ 3,201,000

Basic Net Income per Common Share                                  $      0.08
Diluted Net Income per Common Share                                $      0.08

Average Common Shares Outstanding
     During the Period:
     Basic Method                                                   40,763,000
     Diluted Method                                                 41,257,000

     The above results are not indicative or predictive of results for the quarter ending June 30, 1999 or the year ending December 31, 1999.


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


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PHILADELPHIA SUBURBAN CORPORATION


Date: June 2, 1999                         /s/ Roy H. Stahl
                                               --------------------------------
                                               Name:  Roy H. Stahl
                                               Title: Senior Vice President and
                                                      General Counsel


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